Exhibit 10.8

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this ____ day of ____________________, 20___ by and between Hostopia.com Inc., a Delaware corporation (the “Corporation”), and ________________________ (the “Indemnitee”).

BACKGROUND:

A.

The Corporation and Indemnitee recognize the increasing difficulty in obtaining adequate directors’ and officers’ liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.

The Corporation and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers, directors, employees, agents and consultants to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.

Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers, directors, employees, agents and/or consultants of the Corporation may not be willing to continue to serve as officers, directors, employees, agents and/or consultants without additional protection.

D.

The Corporation desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers, directors, employees and/or consultants of the Corporation and to indemnify its officers, directors, employees, agents and/or consultants so as to provide them with the maximum protection permitted by law.

TERMS OF AGREEMENT:

NOW, THEREFORE, the Corporation and Indemnitee, for $10 now paid by Indemnitee to the Corporation and other good and valuable consideration (the receipt and sufficiency of which the Corporation hereby acknowledges), hereby agree as follows:

1.	Indemnification.
(a)

Third-Party Proceedings. The Corporation shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to, or in good faith believes he will, be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal (other than an action by or in the right of the Corporation) by reason of:

(i)	the fact that Indemnitee is or was a director, officer, employee, consultant or agent of the Corporation, or any subsidiary of the Corporation,
(ii)	any action or inaction on the part of Indemnitee while an officer, director, employee, consultant or agent of the Corporation or
(iii)

the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees and other costs of investigation and defence), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal or administrative action or proceeding that is enforced by monetary penalty, if Indemnitee had reasonable grounds for believing Indemnitee’s conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that (A) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or (B) with respect to any criminal or administrative action or proceeding that is enforced by monetary penalty, Indemnitee did not have reasonable grounds for believing that Indemnitee’s conduct was lawful.

(b)

Proceedings By or in the Right of the Corporation. The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of:

(i)	the fact that Indemnitee is or was a director, officer, employee, consultant or agent of the Corporation, or any subsidiary of the Corporation,
(ii)	any action or inaction on the part of Indemnitee while an officer, director, employee, consultant or agent of the Corporation, or
(iii)	the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise,

against expenses (including legal fees and other costs of defence) and judgments, fines and amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.

(c)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made to Indemnitee by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, consultant or agent is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to Indemnitee (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.

(d)

Tax Gross-Up. If Indemnitee is required by law to pay any tax on account of receipt of any amount under this Agreement, the Corporation shall increase the amount payable to Indemnitee such that the amount received by Indemnitee, after deduction of all applicable taxes, is equal to the amount that Indemnitee would have received under this Agreement had such tax not been payable, provided that Indemnitee takes all reasonable steps to minimize the amount of such tax and provides the Corporation with evidence satisfactory to the Corporation, acting reasonably, that such steps have been taken.

2.	Expenses; Indemnification Procedure.
(a)

Advancement of Expenses. The Corporation shall advance all expenses incurred by Indemnitee in connection with the investigation, defence, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction from which no further right of appeal exists that Indemnitee is not entitled to be indemnified by the Corporation as authorized hereby. Indemnitee’s obligation to repay such advanced amounts shall be unsecured and no interest shall be charged thereon. The advances to be made hereunder shall be paid by the Corporation to Indemnitee (or, if requested by the

Indemnitee, shall pay the expenses directly) within 10 days following delivery of a written request therefor (accompanied by written evidence of the expense claimed) by Indemnitee to the Corporation.

(b)

Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any claim in writing made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Corporation shall be directed to the Chief Executive Officer, Chief Financial Officer or Chairman of the Corporation at the address shown on the signature page of this Agreement (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received 3 business days after the date postmarked if sent by registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Corporation. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)

Procedure. Notwithstanding any other provision contained herein, any indemnification provided for in Section 1 shall be made no later than 20 days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Corporation’s Articles or By-laws providing for indemnification, is not paid in full by the Corporation within 20 days after a written request for payment thereof has first been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, subject to Section 18 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including legal fees) of bringing such action. If and only if the Corporation has paid the full amount of the indemnification requested within 5 days of the date of commencement of such action, it shall be a defence to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed but the burden of proving such defence shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defence may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that the Indemnitee shall be fully indemnified promptly for claims that are the subject matter of this Agreement, and the Corporation may claim back all or some portion of the funds so paid by it if and to the extent that the defence described in this Section 2(c) proves successful.

(d)

Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)

Selection of Counsel. In the event the Corporation shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defence of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that:

(i)	Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and
(ii)	if:
A.	the employment of counsel by Indemnitee has been previously authorized by the Corporation, or
B.	Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of any such defence, or
C.	the Corporation shall not, in fact, have employed counsel to assume the defence of such proceeding,

then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

3.	Additional Indemnification Rights; Nonexclusivity.
(a)

Scope. Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Corporation’s Articles or By-laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of this Corporation to indemnify a member of its board of directors, an officer, employee, consultant or other corporate agent, such changes shall be within the purview of Indemnitee’s rights and Corporation’s obligations under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of this Corporation to indemnify a member of its Board of Directors, an officer, employee, consultant or other corporate agent, such changes, to the extent not otherwise required by such law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)

Nonexclusivity. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Corporation’s By-laws, any agreement, any vote of shareholders or disinterested directors, applicable corporate law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.

4.

Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defence, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5.

Directors’ and Officers’ Liability Insurance. The Corporation shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers, employees, consultants, agents and directors of the Corporation with coverage that ensures the Corporation’s performance of its indemnification obligations under this Agreement, for the duration of Indemnitee’s service in such capacity and thereafter for so long as Indemnitee is subject to any pending or possible claim or other matter that is the subject of this Agreement. In all policies of directors’ and officers’ liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors, if Indemnitee is a director; or of the Corporation’s officers, if Indemnitee is not a director of the Corporation but is an officer; or of the Corporation’s key employees, if Indemnitee is not an officer or director but is a key employee; or of the Corporation’s consultants or agents, if Indemnitee is not an officer or director but is a consultant or agent. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, amalgamation, arrangement, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the

Corporation ( the “Change of Control”), by written agreement, to cause to be maintained in effect policies of liability insurance providing coverage for directors, officers, employees, consultants and agents of the Corporation that are at least substantially comparable in scope and coverage to that provided by the Corporation’s policies of directors’ and officers’ liability insurance in effect prior to the Change in Control and for the period in respect of which insurance is required to be maintained by the Corporation pursuant to the first sentence of this Section.

6.

Severability. The Corporation’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7.	Exceptions. The Corporation shall not be obligated pursuant to the terms of this Agreement:
(a)	Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under applicable corporate law; or
(b)

Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defence, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any law, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(c)

Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction from which no further right of appeal exists determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)

Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Corporation.

8.

Presumptions/Knowledge. For purposes of any determination hereunder, the Corporation will have the burden of establishing the failure of the Indemnitee to satisfy any standard of conduct required for indemnification hereunder and the applicability of any exception under Section 7. The termination of any civil, criminal, administrative, investigative or other proceeding by any judgment, order, settlement or conviction will not, of itself, create a presumption either that the Indemnitee did not act in good faith and/or in the best interests of the Corporation or that, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee did not have reasonable grounds for believing that the Indemnitee’s conduct was lawful. The knowledge and/or actions, or failure to act, of any other director, officer, agent, consultant or employee of the Corporation or any other entity will not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. The Corporation will have the burden of establishing that any amount claimed by the Indemnitee hereunder that it wishes to challenge is not reasonable.

9.

Witnesses. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is a witness or participant other than as a named party in a proceeding relating, directly or indirectly, to the Corporation, the Corporation will pay to the Indemnitee all out-of-pocket expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. The Indemnitee will also be compensated by the Corporation at the rate of US$1,000 per day (or partial day) provided that the Indemnitee will not be entitled to the per diem if he/she is employed as an officer of the Corporation when co-operation is sought.

10.

Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and shall apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, consultant, employee or other agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All of the Corporation’s obligations under this Agreement will continue as long as Indemnitee is subject to any actual or possible matter which is the subject of this Agreement, notwithstanding Indemnitee’s termination of service as a director, officer, employee, consultant or agent of the Corporation or of a partnership, joint venture, trust or other enterprise or corporation in respect of which Indemnitee was serving in such capacity at the request of the Corporation.

11.

No Restrictions. The rights and remedies of Indemnitee under this Agreement shall not be deemed to exclude or impair any other rights or remedies to which Indemnitee may be entitled under the Corporation’s By-laws or Articles, or under any other agreement, provision of law or otherwise, nor shall anything contained herein restrict the right of the Corporation to indemnify Indemnitee in any proper case even though not specifically provided for in this Agreement, nor shall anything contained herein restrict Indemnitee’s right to contribution as may be available under applicable law.

12.

Further Assurances. The parties will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

13.

Acknowledgment. The Corporation expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereunder in order to induce Indemnitee to serve or to continue to serve as a director, officer, consultant, employee or agent of the Corporation, and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity.

14.

Period of Limitations. No legal action shall be brought, and no cause of action arising out of or related to the parties’ respective rights and obligations under this Agreement shall be asserted, by or on behalf of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of one year from the date the Corporation knows that such cause of action has accrued. Any claim or cause of action of the Corporation or its affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

15.	Construction of Certain Phrases.
(a)

For purposes of this Agreement, references to the “Corporation” shall also include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, consultant or agents, so that if Indemnitee is or was a director, officer, employee, consultant or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)

For purposes of this Agreement, references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, consultant or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, consultant or agent with respect to an employee benefit plan, its participants, or beneficiaries.

16.	Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement.
17.

Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns, and shall enure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

18.

Legal Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable legal fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction from which no further right of appeal exists determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable legal fees, incurred by Indemnitee in defence of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defences to such action were made in bad faith or were frivolous and such determination is not overturned by a court of competent jurisdiction from which no further right of appeal exists.

19.	Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given:
(a)	if delivered by hand and receipted for by the party addressee, on the date of such receipt, or
(b)	if mailed by registered mail with postage prepaid, on the third business day after the date postmarked.

Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

20.

Consent to Jurisdiction. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the Province of Ontario for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the courts of the Province of Ontario.

21.

Choice of Law. The provisions of this Agreement shall be construed in accordance with the laws of the Province of Ontario. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law.

22.

Termination of Prior Agreement. The parties hereby agree that upon execution of this Agreement by the Corporation and Indemnitee, any prior indemnification agreement between the parties shall be terminated and be of no further force and effect.

THE PARTIES, intending to be contractually bound, have executed this Indemnification Agreement as of the date set out on the first page.

HOSTOPIA.COM INC.

By:

___________________________

Name:	•Colin Campbell
Title:	•Chief Executive Officer
Address:	•110 East Broward Boulevard, Ste. 1650
Ft. Lauderdale, FL, 33301

AGREED TO AND ACCEPTED:

INDEMNITEE:

____________________________

•Name of Officer or Director

Address:     •_____________________
                         •_____________________
                         •_____________________